Ridgewood Renewable Power	Robert E. Swanson
Chairman

November 13, 2008

TO:	Ridgewood Electric Power Trust IV and V Shareholders

RE:	Update on Sale of Waste Wood to Renewable Energy Plants in Maine

The purpose of this memo is to update you on the proposed sale of the Penobscot and Eastport biomass power plants in Maine, which generate  electricity from waste wood.

You will recall from my last letter that we had entered into an agreement in late August to sell these facilities to Covanta Energy Corporation (“Covanta”).  At that time, we expected the total sale proceeds to be about $91 million, which would be split by Ridgewood Power Trust IV and Ridgewood Power Trust V (which together stood to receive more that half of the net sale proceeds) and Indeck Energy Services, Inc. (“Indeck Energy”) our outside partner in these assets (which would have received the balance of the net sale proceeds).  As I discuss in further detail below, that transaction failed to close, and since that transaction was negotiated in August, economic conditions have continued to deteriorate and financial markets have fallen dramatically.

Fortunately, we have been successful in negotiating a revised transaction with Covanta that we expect will generate total sale proceeds of approximately $66 million, (consisting of a base amount of $52 million, plus an estimated $14 million representing the receipt of net working capital and other accounts receivable). While this revised transaction represents a substantial price reduction relative to the original Covanta transaction, we believe that, in light of current negative market conditions and the bleak outlook for the economy, this revised transaction remains very favorable for our investors.  It seems that nothing in this economic environment, not even projects that produce clean, renewable power, is immune to the current global economic and financial crises.  Of course, we share your frustration about the significant price reduction.  However, we are pleased to have been able to renegotiate a transaction that can provide liquidity to our investors and still achieves what we believe to be an attractive price.

We will soon be providing a more detailed description of the revised transaction in the consent solicitation statement we are preparing, by which we will seek your approval to close this transaction.  While we do not yet know the exact amount of the distributions to Trust IV and Trust V, based on assumptions to be described in the consent solicitation statement, we estimate that the proceeds from this transaction will be about $30,000 to Trust IV per full investor share and about $19,000 to Trust V per full investor share. The amounts we are ultimately able to distribute to you will be dependent on the status of additional factors existing when we make the distributions, including the expenses of operating or winding down the Trusts, as more fully explained in the consent solicitation statement that will be mailed to you.  While we are striving to close this transaction as soon as possible, a closing in December  is unlikely, and we are pushing to close in late January.

In determining whether to accept the revised transaction, we consulted with our investment bankers, Ewing Bemiss & Co. (“Ewing Bemiss”), which specializes in renewable power transactions, and with our independent partner in these projects, Indeck Energy.  They shared our view that the revised offer from Covanta is an attractive price for these assets under current circumstances.  Ewing Bemiss has provided a fairness opinion concluding that the revised Covanta transaction is fair to Trusts IV and V from a financial point of view, and Indeck Energy has agreed to the terms of the revised transaction along with us.

HISTORY OF THE COVANTA TRANSACTION

It might be helpful to review the history of the sale to understand how we arrived where we are today.  Working with Ewing Bemiss, in February of this year, Ridgewood approached a large number of potential purchasers to see if they would be interested in acquiring the biomass projects.  Many of these parties were in fact interested, and we received a number of written indications of interest.  From this group, we selected a short list of what we believed to be the best offers from the strongest bidders, and these parties were invited to do detailed due diligence on the projects.  The due diligence process included visits to both plant sites and extensive access to the legal, operating, and financial information about the projects.

At the end of the detailed due diligence process, Ridgewood, in consultation with Ewing Bemiss, judged the final offer made by Covanta to be the best one and, as is customary in such transactions, entered into an exclusivity agreement with Covanta in early June of this year so that Covanta could complete due diligence and we could negotiate a definitive sale agreement.  It was in June that Covanta offered the original purchase prices, which would have resulted in about $91 million of total sale proceeds.  We then proceeded to negotiate the various documents and arrangements necessary for the sale.  Through this process, the price did not change, and the final documents became effective on August 22.

The definitive agreement met three of our key objectives: (i) an attractive all-cash purchase price, (ii) limited post-closing liabilities for the Trusts, and (iii) no financing contingencies on the part of Covanta.  However, the agreement also provided that either party could terminate the agreement if the sale did not close by October 31, 2008.  Ridgewood believed that closing by this date was achievable, but recognized that factors outside of its control could prevent this deadline from being met.  At several points during the negotiations, Ridgewood attempted to extend this date past October 31, however Covanta would not agree to a later date.  On balance, the terms of the Covanta transaction still seemed favorable to Ridgewood, particularly in light of an increasingly challenging market environment.  Ridgewood determined that it was better to enter into the proposed transaction with Covanta, even though there was a chance we might not be able to meet the October 31 date, rather than terminate the negotiations with Covanta and seek an alternative transaction.  We then prepared the filings required by law to solicit the Trusts’ shareholders’ consent to the sale.  These filings require the preparation of detailed disclosure materials which must be submitted to the US Securities and Exchange Commission for their review and comment before they can be sent to shareholders.  At the same time, other necessary filings were made with federal governmental entities, including the Federal Trade Commission (FTC) and the Federal Energy Regulatory Commission (FERC).

In early October, when it became apparent that the transaction could not be closed prior to October 31, we requested that Covanta extend the October 31 date.  By late October, after repeated discussions with Covanta about extending this date, Covanta proposed a revised transaction with a reduced purchase price.  As everyone reading this letter knows, by the end of October, general economic and financial conditions had dramatically further deteriorated, and we believe this price reduction reflects, in large part, these changed circumstances.  We were then confronted with the decision of whether to accept Covanta’s revised proposal, or to terminate the negotiations with Covanta and either re-market the projects or, alternatively, continue to hold them indefinitely.  In early November, after consulting with Ewing Bemiss and Indeck Energy, we determined that Covanta’s revised offer remained the best option and proceeded to negotiate the final terms of the revised Covanta transaction.  Definitive agreements incorporating the terms of the revised Covanta proposal were signed on November 11.  The terms of the revised transaction also impose a tight closing schedule on us, and while we are working hard to close as quickly as possible, some factors remain out of our control.  We have received FTC and FERC approval for the sale, however, we must now file revised consent solicitation documents with the SEC for their review and comment before we can seek your approval of the sale.

The consent solicitation statement will describe, among other things, the background and history of the sale transaction and summarize the analysis that we undertook in making our recommendation to you, the shareholders, to consent to the proposed transaction.  We encourage you to review it carefully.  We currently expect that we will be able to send the consent solicitation statement to you in late December or early January and, assuming the shareholders consent to the transaction, we expect to close the sale shortly thereafter.

While I know these  developments are disappointing to all of us, I assure you that we have worked very hard to preserve a good sale transaction in the midst of what, in the opinion of many, is our nation’s worst financial crisis in nearly a century.  I am sure you will all have questions about this sale, but  I ask that you please be patient for a little while longer until we are able to provide a full picture in the consent solicitation document.

Except for historical information, this letter contains statements that constitute forward-looking statements, as defined by the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties.  Forward-looking statements include statements made regarding events, financial trends, future operating results, financial position, cash flows and other general information concerning possible or assumed future results of operations of the Ridgewood Renewable Power Funds, including Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V (together, the “Funds”).  You are cautioned that such statements are only predictions, forecasts or estimates of what may occur and are not guarantees of future performance or of the occurrence of events or other factors used to make such predictions, forecasts or estimates.  Actual results may differ materially from those results expressed, implied or inferred from these forward-looking statements and may be worse.  Finally, such statements reflect a Fund’s current views.  The Funds undertake no obligation to publicly release the results of any revisions to the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the sale of assets of the Funds’ Indeck operations.   Since the sale of the Indeck operations owned in part by Funds requiring the approval of the shareholders of these Funds, the Funds will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy or consent statement to be used by the Funds to solicit the approval of its shareholders for such transaction. You are urged to read the proxy or consent statement regarding the transaction, if and when it becomes available, and any other relevant documents filed by the Funds with the SEC, as well as any amendments or supplements to such a proxy or consent statement, because they will contain important information. You can obtain free copies of any such materials (including any proxy statement) filed by the Funds with the SEC, as well as other filings containing information about the Funds at the SEC’s Internet Site (http://www.sec.gov). The Funds will also provide copies of any such proxy or consent statement and other information filed with the SEC to any shareholder, at the actual cost of reproduction, upon written request to Dan Gulino, Senior VP and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, or via telephone at (201) 447-9000.

Participants in Solicitation

The Funds and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies or consents from the Funds’ shareholders with respect to the sale of assets of the Funds’ Indeck operations.  Information regarding the officers and directors of the Funds, including direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in a definitive proxy or consent statement that will be filed with the in the event such a transaction requiring shareholder approval were to occur.

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